Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in Valhi, Inc.'s (i) Registration Statement on Form S-8 (Nos. 33-53633, 33-48146, 33-41507 and 33-21758) and related Prospectus pertaining to the Valhi, Inc. 1987 Incentive Stock Option - Stock Appreciation Rights Plan and (ii) Registration Statement on Form S-8 (No. 333-48391) and related Prospectus pertaining to the Valhi, Inc. 1997 Long-Term Incentive Plan, of our reports dated March 8, 2004 relating to the financial statements and financial statement schedules of Valhi, Inc., which appear in this Annual Report on Form 10-K.




                                                    PricewaterhouseCoopers LLP


Dallas, Texas
March 10, 2004